PROMISSORY NOTE
$300,000.00                                              September 1,  2003


     FOR VALUE RECEIVED, TOUCHVISION, INC., a California corporation ("Company"), hereby promises to pay to the order of TRINITY LEARNING CORPORATION, a Utah corporation with offices located at 2526 Durant Avenue, Berkeley, California 94704 ("Lender") the principal sum of Three Hundred Thousand Dollars ($300,000), or such other greater or lesser amount as may be outstanding pursuant to Section 6, below, together with accrued interest thereon as provided below, on or before the Maturity Date (as that term is defined in Section 1 below) at the offices of Lender, or at such other address as Lender may specify in writing.

1. All unpaid principal, interest, and other amounts owing hereunder shall be due in full on 31 day of August 2006 ("Maturity Date").

2. Interest shall accrue on the unpaid principal amount of this Note at a rate equal to six percent (6 %) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Interest accrued under this Note shall be paid annually, with the first payment due August 31, 2004.

3. Company may prepay this Note at any time, in whole or in part. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note on the Maturity Date, or as otherwise provided herein. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

4. Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

5. Three (3) days after written notice from Lender to Company for monetary defaults and five (5) days after written notice from Lender to Company for non-monetary defaults, if such defaults are not cured within such three (3) day or five (5) day periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Note:

          a. Default in Payment. If Company fails to make any payment due and payable under the terms of this Note or any other document executed in connection therewith.

          b. Representations and Warranties. If any of the representations and warranties made by Company herein shall be false or misleading in any material respect when made.


          c. Covenants. If Company shall be in material default under any of the material terms, covenants, conditions, or obligations of this Note or any other document executed in connection therewith.

          d. Dissolution. If Company is dissolved, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

          e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Company's assets, or any part of the Company's assets is assigned for the benefit of creditors.


          f. Bankruptcy. If a petition in bankruptcy is filed against Company, and such petition is not dismissed within sixty (60) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Company's assets is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.


     In the event of an Event of Default under this Section 5, Lender shall, in addition to any other remedies allowed at law, by written notice to Company, be entitled to accelerate all unpaid principal and interest under this Note. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

6. This Note evidences a line of credit. Advances under this Note may be requested orally by any Company officer or other authorized person. Noteholder may, but need not, require that all oral requests be confirmed in writing. Upon the Company's request for an advance, Noteholder shall deliver such requested amount. The Company agrees to be liable for all sums advanced in accordance with the instructions of its officers or authorized persons. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note, or by a Schedule attached to this Note. Notwithstanding anything to the contrary contained in this Note, Noteholder may, in its sole discretion, refuse to make advances (i) that exceed $20,000 per calendar month, (ii) that, in the aggregate, exceed $240,000,
     (iii) if Shareholders are breach of that certain Securities Purchase Agreement (the "Purchase Agreement") dated September 1, 2003 by and between Noteholder and the individuals identified on Annex A thereto (the "Shareholders") (iv) if either of the Key Shareholders (as that term is defined in the Purchase Agreement) is in default under their respective employment agreements with Company, or (v) if there is an Event of Default under this Note . In no event shall the total amount of principal outstanding under this Note exceed $300,000 at any given time.

7. Lender agrees that payment of principal and accrued interest under this Note shall be subordinate to loans made to Company by an FDIC insured bank after the date of this agreement for as long as such loans are outstanding; provided, however, such loans (i) have been approved by the Company's board of directors, and (ii) do not exceed $500,000 in the aggregate.


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8.   This Note is to be governed by and construed in accordance with the laws of the State of Utah.

9. As of the date of this Note, Company hereby represents and warrants to Lender that Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business and to issue this Note.


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                         Executed as of the date first set forth above:

                              TOUCHVISION, INC., a California corporation

                              By:_____________________________
                              Name:
                              Title:


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